Exhibit 99.1

February 27, 2006


Quarterly Report
Fourth Quarter 2005


The earnings per share, on a diluted basis, for the year ended December 31, 2005 were up 4.3% over the year ended December 31, 2004. Earnings per share, on a diluted basis, for the fourth quarter were 57 cents per share compared to 58 cents last year. Earnings for the year were $5.8 million, an increase of $58 thousand over the year ended December 31, 2004. Net interest income has been affected by a compression of our net interest margin, as a result of competitive pressure on our short-term deposit rates.

Assets were $572.8 million as of December 31, 2005, up 8.4% over last year. Loans exceeded $370.9 million as of December 31, 2005, which was a 3.5% increase over last year. As of December 31, 2005, deposits were $431.6 million, up 11.3% over the prior year.

We hope to build upon our positive growth in assets and deposits in 2005, along with the tobacco lump sum payouts offered during the last seven months of 2005, to produce another profitable year.


Louis Prichard
President, CEO


                                         UNAUDITED


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CONSOLIDATED BALANCE SHEET
                                                                                           Percentage
                                                     12/31/2005         12/31/2004           Change
Assets
  Cash & Due From Banks                              $ 11,456,496       $ 12,248,975          -6.5%
  Securities                                          160,652,346        126,766,861          26.7
  Loans Held For Sale                                           -            175,471        -100.0
  Loans                                               370,911,882        358,281,554           3.5
  Reserve for Loan Losses                               4,309,403          4,163,315           3.5
    Net Loans                                         366,602,479        354,118,239           3.5
  Federal Funds Sold                                    2,708,000          3,206,000         -15.5
  Other Assets                                         31,330,974         32,028,100          -2.2
     Total Assets                                    $572,750,295       $528,543,646           8.4%

Liabilities & Stockholders' Equity
  Deposits
    Demand                                           $ 72,192,661       $ 74,048,291          -2.5%
    Savings & Interest Checking                       174,849,623        127,936,769          36.7
    Certificates of Deposit                           184,589,094        185,969,762          -0.7
      Total Deposits                                  431,631,378        387,954,822          11.3
  Repurchase Agreements                                14,346,285         18,314,138         -21.7
  Other Borrowed Funds                                 76,456,929         74,245,372           3.0
  Other Liabilities                                     3,769,460          3,002,503          25.5
    Total Liabilities                                 526,204,052        483,516,835           8.8
  Stockholders' Equity                                 46,546,243         45,026,811           3.4
    Total Liabilities & Stockholders' Equity         $572,750,295       $528,543,646           8.4%

CONSOLIDATED INCOME STATEMENT

                                               Twelve Months Ending                     Three Months Ending
                                                                  Percentage                              Percentage
                                      12/31/2005     12/31/2004     Change      12/31/2005    12/31/2004    Change
Interest Income                       $28,896,977    $25,846,012     11.8%      $7,823,278    $6,610,540     18.3%
Interest Expense                       11,765,672      9,067,132     29.8        3,543,824     2,421,634     46.3
  Net Interest Income                  17,131,305     16,778,880      2.1        4,279,454     4,188,906      2.2
Loan Loss Provision                       508,100        840,000    -39.5                -       220,000   -100.0
  Net Interest Income After Provision  16,623,205     15,938,880      4.3        4,279,454     3,968,906      7.8
Other Income                            6,748,653      6,796,182     -0.7        1,641,194     1,675,671     -2.1
Other Expenses                         15,474,017     14,755,170      4.9        3,797,630     3,467,503      9.5
  Income Before Taxes                   7,897,841      7,979,892     -1.0        2,123,018     2,177,074     -2.5
Income Taxes                            2,077,741      2,217,783     -6.3          581,923       583,176     -0.2
  Net Income                            5,820,100      5,762,109      1.0        1,541,095     1,593,898     -3.3
Net Change in Unrealized Gain (loss)
  on Securities                        (1,256,826)    (1,195,305)     5.1         (453,964)     (450,294)     0.8
  Comprehensive Income                $ 4,563,274    $ 4,566,804     -0.1%      $1,087,131    $1,143,604     -4.9%

Selected Ratios
  Return on Average Assets                   1.08%          1.11%                     1.08%         1.18%
  Return on Average Equity                   12.7           12.6                      13.1          14.2

  Earnings Per Share                      $  2.17        $  2.09                   $  0.57       $  0.59
  Earnings Per Share - assuming dilution     2.16           2.07                      0.57          0.58
  Cash Dividends Per Share                   0.92           0.84                      0.23          0.21
  Book Value Per Share                      17.45          16.77

  Market Price                          High         Low        Close
    Fourth Quarter '05                 $30.50      $29.25      $29.55
    Third Quarter '05                  $30.50      $29.50      $30.50


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